UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 24, 2005

                                ERHC ENERGY INC.
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             (Exact name of registrant as specified in its charter)

        Colorado                    000-17325                  88-0218499
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(State of organization)     (Commission File Number)         (IRS Employer
                                                           Identification No.)

5444 Westheimer Road, Suite 1570
Houston, TX                                                         77056
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(Address of principal executive offices)                           (Zip Code)

Registrant's Telephone Number, including area code: (713) 626-4700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item  1.02.       Termination of a Material Definitive Agreement.

      In September 2004, the Company entered into a Participation Agreement with Noble Energy whereby the companies jointly applied for rights in the production sharing contract for Block 4 of the Joint Development Zone. In May 2005, the Nigeria-Sao Tome and Principe Joint Development Authority ("JDA") awarded the ERHC/NOBLE consortium 35 percent interest in Block 4. Noble informed the JDA and ERHC Energy of its decision to withdraw from participating in Block 4 and from the ERHC / Noble consortium on October 24, 2005. The Company was informed by the JDA on October 26, 2005 that it was sorry that the Noble/ERHC consortium was unable to accept the award of Block 4.

      On October 25, 2005, ERHC entered into a memorandum of understanding with Addax Petroleum and the parties are currently negotiating a participation agreement. The memorandum of understanding has been submitted to the JDA requesting that Addax Petroleum replace Noble in the Noble/ERHC consortium.

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.       IDENTIFICATION OF EXHIBIT
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   99.1           Press Release dated October 28, 2005.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ERHC ENERGY INC.

                                             By: /s/ Ali Memon
                                                 ---------------------------
                                                 Ali Memon,
                                                 Chief Executive Officer

DATE:  October 28, 2005


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                                  EXHIBIT INDEX

Exhibit No.                   Description
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   99.1                  Press Release dated October 26, 2005.